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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549
                                ________________



                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 3, 2005



                              PIVX SOLUTIONS, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



            NEVADA                      000-33625                87-0618509
 (State or Other Jurisdiction          (Commission              (IRS Employer
       of Incorporation)               File Number)          Identification No.)


                               23 CORPORATE PLAZA
                                    SUITE 280
                     NEWPORT BEACH, CALIFORNIA          92660
            (Address of Principal Executive Offices)  (Zip Code)

                                 (949) 999-1600
              (Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On April 3, 2005, PivX Solutions, Inc. (the "Company") entered into an amendment (the "Loan Amendment") to the Promissory Note and Revolving Loan Agreement (the "Shively Loan Agreement") effective as of January 20, 2005 by and among Robert N. Shively, Geoff Shively (the "Shivelys") and the Company. The Loan Amendment modifies the repayment provisions of the Shively Loan Agreement to provide that for a twenty-four month term beginning on May 15, 2005, and on the 15th of every month thereafter, the Company will pay (i) Robert N. Shively $14,792 a month, for a total of $355,000 by the end of the term, and (ii) Geoff Shively $4,792 a month, for a total of $115,000 by the end of the term. In addition, pursuant to a letter agreement (the "Share Transfer Restriction Agreement") dated as of April 3, 2005, the Shivelys agreed that for a period of six months beginning on May 15, 2005, they will not offer, sell, contract to sell, pledge, grant or otherwise dispose of more than 20,000 shares of common stock, par value $.001 per share, of the Company ("Common Stock"), respectively, in any one month period. The foregoing descriptions of the Loan Amendment and the Share Transfer Restriction Agreement are qualified in their entirety by reference to the Loan Amendment and Share Transfer Restriction Agreement which are filed as Exhibits 10.1 and 10.2 hereto, and incorporated herein by reference.

ITEM 1.02.     TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

         In connection with the resignation of Robert N. Shively as President, Treasurer, Chief Executive Officer and Acting Chief Financial Officer of the Company, as described below under Item 5.02(b), the Company terminated its employment agreement dated June 1, 2001 with Mr. Shively, effective April 3, 2005. Mr. Shively will receive no further compensation or benefits under the employment agreement.

ITEM 3.02.     UNREGISTERED SALES OF EQUITY SECURITIES.

         On January 12, 2005, the Company began a private placement offering of up to 4 million shares of Common Stock at $1.50 per share to accredited investors, with each share purchased receiving a warrant to purchase a share of Common Stock with an exercise price of $4.00. To date, 656,304 shares have been sold. These sales were exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") or Regulation D under the Securities Act. On April 5, 2005, the Company amended the private placement offering and reduced the purchase price on the shares of Common Stock to $0.50 and the exercise price of the related warrant to purchase a share of Common Stock to $3.00.

ITEM 4.01.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On April 4, 2005, Singer Lewak Greenbaum & Goldstein LLP ("Singer") resigned as the Company's Independent Registered Public Accounting Firm. Singer's report on the consolidated financial statements of the Company for the year ended December 31, 2004, filed with the Securities and Exchange Commission on Form 10-KSB on April 1, 2005, did not contain any adverse opinion or


                              (Page 2 of 7 Pages)
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disclaimer of opinion, nor was it qualified or modified as to audit scope, procedure or accounting principles; however, Singer's report on the consolidated financial statements of the Company included explanatory language regarding substantial doubt about the Company's ability to continue as a going concern.

         During the Company's fiscal year ended December 31, 2004 and the subsequent interim period through April 4, 2005, there were no disagreements between the Company and Singer on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Singer's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with its report on the Company's consolidated financial statements for such year; and there were no reportable events as described in Item 304(a)(1)(iv) of Regulation S-B. The Company provided Singer with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Singer's letter, dated April 6, 2005, stating its agreement with the disclosures above.

ITEM 5.01.     CHANGE IN CONTROL OF REGISTRANT.

         On April 3, 2005, the Lotus Fund, Inc. (the "Lotus Fund") entered into a Stock Purchase Agreement (the "SPA") dated as of April 3, 2005 with the Shivelys. Pursuant to the SPA, the Lotus Fund acquired 3,395,165 shares of Common Stock from Geoff Shively and 5,208,793 shares of Common Stock from Robert
N. Shively (together, the "Acquired Shares"). As consideration for the Acquired Shares, the Lotus Fund cancelled an outstanding promissory note in the aggregate principal amount of $630,000 previously issued by the Shivelys to the Lotus Fund.

         The foregoing description of the SPA is qualified in its entirety by reference to the SPA which is filed as Exhibit 2 hereto, and incorporated herein by reference.

         Upon completion of the acquisition, and together with two warrants to purchase 800,000 shares of Common Stock in the aggregate previously issued by the Company to the Lotus Fund, which are currently exercisable, and other shares of Common Stock owned by the Lotus Fund, the Lotus Fund became the beneficial owner of approximately 43% of the Common Stock and assumed control of the Company from the Shivelys.

         In connection with the change in control, (a) the Shivelys entered into the Share Transfer Restriction Agreement described under Item 1.01 above; (b) Geoff Shively resigned as a director from the Company's board of directors (as described under Item 5.02(b) below); (c) the Lotus Fund designated Tydus Richards as a director to fill the resulting vacancy and designated Michael Barker and Bill Davenport as two additional directors to fill existing vacancies on the Company's board of directors; (d) the Lotus Fund will designate a person to be the Company's permanent Chief Executive Officer; and (e) certain employees were terminated from the Company.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         (b) On April 3, 2005, Robert N. Shively resigned as President, Treasurer, Chief Executive Officer and Acting Chief Financial Officer of the Company, and Geoff Shively resigned as Chief Scientist and a director of the Company, effective April 3, 2005. On April 5, 2005, Robert N. Shively also resigned as a director of the Company, effective April 5, 2005.

                              (Page 3 of 7 Pages)
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         (c) On April 3, 2005, Company's board of directors appointed Luis
Curet, previously the Company's Senior Vice President and Head of Sales and Marketing, Acting Chief Executive Officer, effective April 3, 2005, replacing Robert N. Shively. Mr. Curet is 44 years old. He was previously the Vice President of Sales and Corporate Marketing for Rainbow Technologies, Director of North American Sales for Software Spectrum, and began his career at IBM, where he held a variety of sales and marketing positions. On June 10, 2004, the Company entered into an employment agreement with Mr. Curet that remains unchanged by his appointment as Acting Chief Executive Officer and provides for the following: (i) base salary of $165,000; (ii) an option to purchase 225,000 shares of Common Stock with an exercise price of $0.95 and annual vesting over a three-year period; and (iii) opportunity for a $9,167 quarterly bonus based on attaining certain sales goals. This agreement was amended on April 5, 2005 changing the base salary to $150,000 and leaving all other terms unchanged. The foregoing description of Mr. Curet's employment agreement and amendment is qualified in its entirety by reference to the agreement which is filed as
Exhibit 10.3 hereto, and incorporated herein by reference.

         On April 5, 2005, the Company's board of directors appointed Tydus Richards, Michael Barker, and William Davenport to fill the vacancies created by the resignations of Robert N. Shively and Geoff Shively as well as one of the two existing vacancies on the board.

         Mr. Richards is the principle founder and Chairman of Lotus Fund, Inc., a Los Angeles based venture capital fund. Prior to founding Lotus, Mr. Richards was a co-founder of Linuxor Funds, a New York based global macro hedge fund specializing in the trading of currency and interest rate derivatives. In addition to managing Linuxor's overall development, Mr. Richards was the primary driver of the fund's extensive and geographically diverse asset/client base. Mr. Richards has over 10-years of experience in building both companies and management teams throughout the United States and abroad.

         Mr. Barker is a Co-Founder of Lotus Fund. Prior to Co-Founding Lotus Fund, Mr. Barker headed the West Americas Region for IBM's WebSphere Product Center Division. The WebSphere Product Center Division was formed following IBM's acquisition of Trigo Technologies for $200MM Cash. Mr. Barker helped build Trigo, the market leader in Product Information Management software, from less than $1MM in revenue to over $16MM in revenue in the year prior to the IBM acquisition. Prior to joining Trigo, Mr. Barker was a Co-Founder and Principal of Bluevector, the venture capital investing arm of marchFIRST. Mr. Barker led several Bluevector investments, including Top Tier, which was sold to SAP for $400MM Cash. Prior to Bluevector, Mr. Barker served as a Director in the Mergers and Acquisitions Division of the CSFB Technology Group (a division of Credit Suisse First Boston Corporation). Prior to the CSFB Technology Group, Mr. Barker served as a Vice President in the Mergers and Acquisitions Division of the DMG Technology Group (a division of Deutsche Bank Securities Inc.). DMG Technology Group was sold to CSFB Technology Group in July 1998. Prior to the DMG Technology Group, Mr. Barker worked in the Mergers, Acquisitions and Restructuring Department of Morgan Stanley & Co., Inc. Over the years, Mr. Barker has provided both strategic and financial advice to such technology companies as Apple, Ascend, Chiron, Computer Associates, Detto, Divine Interventures, Genentech, IBM, Intuit, KLA-Tencor, Netscape, Nortel, PeopleSoft, PLATINUM, Pure Atria, Sybase, Top Tier, Trigo, VLSI and Whitetree. Mr. Barker received a BA in Political Economy of Industrial Societies and a BS in Business Administration from the University of California at Berkeley.

                              (Page 4 of 7 Pages)
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         Mr. Davenport joined Lotus Fund in November of 2004. Prior to joining
Lotus, Mr. Davenport was the CFO and COO of RVCA Corporation. During his 2-year tenure at RVCA Mr. Davenport managed the company's growth from $800K to over $5.5MM in sales. Prior to working with RVCA, Mr. Davenport was securities broker at Roth Capital Partners, a prominent Southern California based investment bank. Mr. Davenport earned an Interdisciplinary Bachelor of Arts in Economics and Latin American Studies from The American University in Washington D.C, and an MBA with a specialization in Finance from Thunderbird: The American Graduate School of International Management. Mr. Davenport is a Candidate for the CFA Level 1 Examination.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)  Exhibits.

              2 Stock Purchase Agreement dated as of April 3, 2005 by and between Geoff Shively and Robert N. Shively and Lotus Fund, Inc.
              10.1 Amendment to Promissory Note and Revolving Loan Agreement effective as of January 20, 2005 by and among Robert N. Shively, Geoff Shively and the Company.
              10.2 Letter Agreement dated as of April 3, 2005 by and among Robert N. Shively, Geoff Shively and the Company.
              10.3 Employment Agreement dated as of June 10, 2004 by and between the Company and Luis Curet and April 5, 2005 Amendment letter.
              16 Letter dated April 6, 2005 from Singer Lewak Greenbaum & Goldstein LLP.

                              (Page 5 of 7 Pages)
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PIVX SOLUTIONS, INC.
                                               (Registrant)



                                      By: /s/ Scott D. Olson
                                           -------------------------------
                                           Name: Scott D. Olson
                                           Title: General Counsel and Secretary

Date:  April 7, 2005



                              (Page 6 of 7 Pages)
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                                  EXHIBIT INDEX
                                  -------------


      Exhibit
       Number                           Description
       ------                           -----------

         2 Stock Purchase Agreement dated as of April 3, 2005 by and between Geoff Shively and Robert N. Shively and Lotus Fund, Inc.
         10.1 Amendment to Promissory Note and Revolving Loan Agreement effective as of January 20, 2005 by and among Robert N. Shively, Geoff Shively and the Company.
         10.2 Letter Agreement dated as of April 3, 2005 by and among Robert N. Shively, Geoff Shively and the Company.
         10.3 Employment Agreement dated as of June 10, 2004 by and between the Company and Luis Curet and April 5, 2005 Amendment letter.
         16 Letter dated April 6, 2005 from Singer Lewak Greenbaum & Goldstein LLP.

                              (Page 7 of 7 Pages)